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                                                                       Exhibit 5

                               December 23, 1998

Computer Learning Centers, Inc.
11350 Random Hills Road
Suite 240
Fairfax, Virginia 22030

      Re:   1998 Stock Incentive Plan

Gentlemen:

      We have assisted in the preparation of a Registration Statement on Form S-8 to be filed on December 23, 1998 with the Securities and Exchange Commission relating to an aggregate of 1,000,000 shares of the Common Stock, $.01 par value per share ("Common Stock"), of Computer Learning Centers, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1998 Stock Incentive Plan (the "Plan").

      We have examined the Certificate of Incorporation of the Company and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the aforementioned Registration Statement and such other documents relating to this Company as we deemed material for the purposes of this opinion.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such shares, will be legally issued, fully-paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the aforementioned Registration Statement.

                                    Very truly yours,

                                    HALE AND DORR LLP









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